Exhibit  3 (a)




               AMENDED AND RESTATED  ARTICLES  OF  INCORPORATION
                                       OF
                              OWENS & MINOR, INC..




                                  ARTICLE  I.

                                      NAME

            The name of the Corporation shall be OWENS & MINOR, INC.


                                  ARTICLE  II.

                                   PURPOSES.

                The purposes for which the Corporation is formed are:

                1. To buy, sell, distribute and trade in medical and surgical supplies and equipment, pharmaceuticals, drugs and merchandise of every sort, class and description at wholesale or at retail, as principal or as agent, alone or in partnership with any other person, firm or corporation within and without the Commonwealth of Virginia and the United States of America and to do and perform every act and to carry on every business which shall be incidental thereto.

                2. In addition, the Corporation shall have the power to transact any and all lawful business not required to be stated specifically in the articles of incorporation for which corporations may be incorporated under Chapter I of Title 13.1 of the Code of Virginia of 1950 as in effect on the effective date of these Articles or as amended subsequently thereto.

                                  ARTICLE III.

                                 CAPITAL STOCK.

                The maximum number of authorized shares of the capital stock of the Corporation shall be Two Hundred Million (200,000,000) shares of Common Stock of the par value of Two Dollars ($2.00) per share, and Ten Million (10,000,000) shares of Cumulative Preferred Stock of the par value of One Hundred Dollars ($100.00) per share, issuable in series as is hereinafter provided.

                The description of the Cumulative Preferred Stock and of the Common Stock and the designations, preferences and voting powers of such classes of stock, or restrictions or qualifications thereof and the terms upon which such stock is to be issued are as follows:

                                    PART A.

                          CUMULATIVE PREFERRED STOCK.

                1. Issuance in Series. The Cumulative Preferred Stock shall be divided into and issued from time to time in one or more series, each which series shall be so designated as to distinguish the shares thereof from all other series and classes. The Board of Directors shall have the authority to divide the Cumulative Preferred Stock into series by resolution setting forth the designation and number of shares of each series and the relative rights and preferences thereof in the following respects, as to which there may be variation between different series:

                    (a) The rate of dividend, the time of payment and the dates from which any dividends shall be cumulative and the extent of participation rights, if any;

                    (b) Any right to vote with holders of shares of any other series or class and any right to vote as a class either generally or as a condition to specified corporate action, subject to the limitations of Section 4 of Part A of this Article III;

                    (c) The price at which and the terms and conditions upon which shares may be redeemed;

                    (d) The amount payable upon shares in the event of involuntary liquidation;

                    (e) The amount payable upon shares in the event of voluntary liquidation;

                    (f) Sinking fund provisions of the redemption or purchase of shares, if any;

                    (g) The terms and conditions upon which shares may be converted, if the shares of any series are issued with the privilege of conversion.

                The Board of Directors shall have the further authority to redesignate any shares of any series theretofore established which have not been issued or which have been issued and retired as shares of some other series or to change the designation of outstanding shares when desired to prevent confusion.

                All shares of Cumulative Preferred Stock of any one series shall be identical with each other in all respects except, if so determined by the Board of Directors, as to the dates from which dividends thereon
shall be  cumulative.   The shares of  Cumulative Preferred Stock  shall be
equal in rank with each other regardless of series and shall be identical with each other in all respects except as hereinabove provided.

                2. Preferences over Common Stock. The Cumulative Preferred Stock as a class shall have preference over the Common Stock as to the payment of dividends and in the distribution of the assets of the Corporation in the event of any liquidation and dissolution, whether voluntary or involuntary. All shares of Cumulative Preferred Stock of every series shall share ratably in the distribution of assets upon dissolution if the assets of the Corporation are insufficient to pay the full liquidation price of all shares of Cumulative Preferred Stock of every series.

                So long as any dividend on any series of Cumulative Preferred Stock shall be in arrears, no dividend shall be declared and paid on the Common Stock except dividends payable in shares of Common Stock, nor shall the Corporation purchase or otherwise acquire for a consideration any shares of Common Stock.

                3. Redemption of Cumulative Preferred Stock. Subject to any other provision of these Articles of Incorporation to the contrary and to the right of the Board of Directors to fix in any resolution of serial designation adopted by it the terms and conditions upon which shares of any series may be redeemed, in the event of any redemption of shares of Cumulative Preferred Stock by the Corporation, it may at the option of the Board of Directors redeem the whole or any part of the Cumulative Preferred Stock at any time outstanding upon not less than thirty (30) nor more than sixty (60) days previous notice by mail to the holders of record of the shares to be redeemed. If less than the whole of a series shall be redeemed, the shares to be so redeemed shall be determined by lot or in such other manner as the Board of Directors may determine. If such notice of redemption shall have been duly given, and if on or before the redemption date specified in such notice, the funds necessary for such redemption shall have been deposited in trust with any bank or trust company in the City of Richmond, Virginia, having capital and unrestricted surplus aggregating at least TEN MILLION DOLLARS ($10,000,000) named in such notice, to be applied to the redemption of the Cumulative Preferred Stock so called for redemption, then from the time of such deposit all shares of Cumulative Preferred Stock for the redemption of which such deposit shall have been made shall be deemed no longer to be outstanding for any purpose and all rights with respect to such shares shall thereupon terminate, except the right to receive the redemption price on deposit, without interest thereon. Any interest accrued upon or earned by such deposit shall be paid to the Corporation. At the end of five (5) years from the redemption date named in such notice, any funds so deposited which then remain unclaimed shall be paid to the Corporation free of any trust. Any holder of Cumulative Preferred Stock so called for redemption as shall not have received the redemption price prior to such repayment to the Corporation shall be deemed to be an unsecured creditor of the Corporation for the amount of the redemption price and shall look only to the Corporation for the payment thereof, without interest.

                4. Voting Rights of Cumulative Preferred Stock. Except as set forth elsewhere in these Articles of Incorporation and as shall be provided in any resolution of serial designation adopted by the Board of Directors, the holders of the Cumulative Preferred Stock shall not be entitled to any vote except as to matters in respect of which they shall at the time be indefeasibly vested by statute with such right. The Board of Directors may grant to holders of any series of Cumulative Preferred Stock the right to vote as a class for the election of Directors only upon the following terms and conditions and subject to the following limitations:

                    (a) Such right to vote as a class for the election of Directors shall not be exercisable unless and until the Corporation shall be in arrears for the payment of four (4) or more dividends on any series of Cumulative Preferred Stock.

                    (b) The number of Directors elected by holders of Cumulative Preferred Stock of all series shall not exceed two (2) in the aggregate.

                    (c) Such power to elect Directors, if granted to more than one series, shall apply to all series as a class, and not separately.

                    (d)  No  Director elected  by the  Cumulative Preferred
                Stock, if such power be conferred upon any series of such stock, shall be classified with the Directors elected by the Common Stock, but any such Directors so elected by the Cumulative Preferred Stock shall serve as a separate class to be elected annually and shall serve in addition to the number of classified Directors elected by the Common Stock as provided in the bylaws of the Corporation. They, together with the classified Directors as provided in the bylaws, shall constitute the Board of Directors.

                    (e) Immediately upon the payment of all dividends in arrears, any Director or Directors so elected by the Cumulative Preferred Stock shall cease to act and shall no longer be Directors of the Corporation.

                5. Series A Preferred Stock. The first series of Cumulative Preferred Stock shall be designated "Series A Participating Cumulative Preferred Stock" ("Series A Preferred Stock") and the number of shares constituting such series shall be 300,000. The preferences, limitations and relative rights of shares of Series A Preferred Stock shall be as follows:

                    (a)  Dividends and Distributions.

                         (1) Subject to  the prior  and superior rights  of
                    the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock in preference to the holders of Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, dividends payable quarterly on the fifteenth day of each February, May, August and November (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $6.50 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time, (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or
                    (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A
                    Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                         (2) The Corporation  shall declare  a dividend  or
                    distribution on the Series A Preferred Stock as provided in paragraph (1) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend at the rate of $6.50 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                         (3) Dividends  shall   begin  to   accrue  and  be
                    cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A
                    Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

                    (b)  Voting Rights.  The holders of shares  of Series A
                Preferred    Stock shall have the following voting rights:

                         (1) Subject   to  the   provision  for  adjustment
                    hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Corporation.

                         (2) Except as  otherwise provided  herein, in  the
                    Articles of Incorporation or under applicable law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one voting group on all matters submitted to a vote of stockholders of the Corporation.

                         (3) (i)  If at  any time  dividends on any  shares
                    of Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (a "default period") that shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of the outstanding shares of Series A Preferred Stock together with any other series of Preferred Stock then entitled to such a vote under the terms of the Articles of Incorporation, voting as a separate voting group, shall be entitled to elect two members of the Board of Directors of the Corporation.

                             (ii)  During  any default period, such  voting
                    right of the holders of Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 5(b)(3) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a separate voting group, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors, or if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Preferred Stock.

                             (iii)  Unless  the holders of Preferred  Stock
                    shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman, President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph 5(b)(3)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request. In the event such meeting is not called within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph 5(b)(3)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the shareholders.

                             (iv)   In any default  period, the holders  of
                    Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a separate voting group, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph 5(b)(3)(ii)) be filled by vote of a majority of the remaining Directors theretofore elected by the voting group which elected the Director whose office shall have become vacant. References in this paragraph 5(b)(3)(iv) to Directors elected by a particular voting group shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                             (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock, as a separate voting group, to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock, as a separate voting group, shall terminate, and (z) the number of Directors shall be such number as may be provided for in, or pursuant to, the Articles of Incorporation or bylaws irrespective of any increase made pursuant to the provisions of paragraph 5(b)(3)(ii) (such number being subject, however, to change thereafter in any manner provided by law or in the Articles of Incorporation or bylaws). Any vacancies in the Board of Directors affected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors, even though less than a quorum.

                         (4) Except  as set  forth  herein or  as otherwise
                    provided in the Articles of Incorporation, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                    (c)  Certain Restrictions.

                         (1) Whenever   quarterly   dividends    or   other
                    dividends or distributions payable on the Series A Preferred Stock as provided in Section 5(a) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                             (i)  declare or  pay or set apart  for payment
                    any dividends (other than dividends payable in shares of any class or classes of stock of the Corporation ranking junior to the Series A Preferred Stock) or make any other distributions on, any class of stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock and shall not redeem, purchase or otherwise acquire, directly or indirectly, whether voluntarily, for a sinking fund, or otherwise any shares of any class of stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that, notwithstanding the foregoing, the Corporation may at any time redeem, purchase or otherwise acquire shares of stock of any such junior class in exchange for, or out of the net cash proceeds from the concurrent sale of, other shares of stock of any such junior class;

                             (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                             (iii)     redeem  or   purchase  or  otherwise
                    acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the
                    Series   A   Preferred   Stock,   provided   that   the
                    Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock;

                             (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                         (2) The   Corporation   shall   not   permit   any
                    subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (1) of Section 5(c), purchase or otherwise acquire such shares at such time and in such manner.

                    (d)  Reacquired   Shares.  Any   shares  of   Series  A
                Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                    (e)  Liquidation, Dissolution or Winding Up.

                         (1) Upon    any    voluntary     or    involuntary
                    liquidation,  dissolution   or   winding  up   of   the
                    Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A
                    Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph f(iii) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) being hereinafter referred to as the "Adjustment Number"). Following the  payment  of  the  full  amount  of  the  Series  A
                    Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series A Preferred Stock and Common Stock, on a per share basis, respectively.

                         (2) In  the event,  however,  that there  are  not
                    sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, then such remaining assets shall be distributed ratably to the holders of all such shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

                         (3) In  the  event  the Corporation  shall  at any
                    time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                    (f) Consolidation, Merger, Share Exchange, etc. In case the Corporation shall enter into any consolidation, merger, share exchange, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                    (g) Redemption. The outstanding shares of Series A Preferred Stock may be redeemed at the option of the Board of Directors as a whole, but not in part, at any time, or from time to time, at a cash price per share equal to (i) the par value thereof, plus (ii) all dividends which on the redemption date have accrued on the shares to be redeemed and have not been paid or declared and a sum sufficient for the payment thereof set apart, without interest.

                    (h) Ranking. The Series A Preferred Stock shall rank on a parity with all other series of Preferred Stock as to the payment of dividends and the distribution of assets.

                    (i) Amendment. The Articles of Incorporation shall not be further amended in any manner that would adversely affect the preferences, rights or powers of the Series A Preferred Stock without the affirmative vote of the holders of more than two-thirds of the outstanding shares of the Series A Preferred Stock, if any, voting separately as one voting group.

                    (j) Fractional Shares. Series A Preferred Stock may be issues of one one-hundredth of a share (and integral multiples thereof) which shall entitle the holder, in proportion to such holders' fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

                    6. Series B Preferred Stock. The second series of Cumulative Preferred Stock shall be designated "Series B Cumulative Preferred Stock" ("Series B Preferred Stock") and the number of shares constituting such series shall be 1,150,000. The preferences, limitations and relative rights of shares of Series B Preferred Stock shall be as follows:

                    (a)  Dividends and Distributions.

                         (1) The holders  of shares  of Series  B Preferred
                    Stock, in preference to the holders of Common Stock and of any other capital stock of the Corporation ranking junior to the Series B Preferred Stock as to payment of dividends, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, a per annum cash dividend of $4.50 per share, and no more, payable in equal quarterly amounts of $1.125 each on the last day of each January, April, July and October of each year, beginning July 31, 1994 (each such date being referred to herein as a "Quarterly Dividend Payment Date"), to holders of record on the fifteenth day of each such respective month, commencing on the first Quarterly Dividend Payment Date after the first issuance of a share of Series B Preferred Stock.

                         (2) Dividends  shall   begin  to  accrue  and   be
                    cumulative on outstanding shares of Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series B Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

                    (b) Voting Rights. The holders of shares of Series B Preferred Stock shall be entitled to vote on all matters submitted to a vote of the shareholders of the Corporation, voting together with the holders of shares of other series of the Preferred Stock entitled to vote thereon and the Common Stock as a single voting group. Each share of Series B Preferred Stock shall entitle the holder thereof to a number of votes equal to the number of shares of Common Stock into which such Series B Preferred share could be converted in accordance with Section 6(g) on the record date for determining the shareholders entitled to vote; it being understood that whenever the "Conversion Price" (as defined in Section 6(g)(1)) is adjusted as provided in Section 6(g)(5) the number of votes to which each share of Series B Preferred Stock is entitled shall also be similarly adjusted.

                    (c)  Certain Restrictions.

                        (1) Whenever   quarterly   dividends    or   other
                    dividends or distributions payable on Series B Preferred Stock as provided in Section 6(a) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred Stock outstanding shall have been paid in full, or declared and set apart for payment, the Corporation shall not:

                             (i) declare or pay or set apart for payment any dividends (other than dividends payable in shares of any class or classes of stock of the Corporation ranking junior to Series B Preferred Stock as to payment of dividends or warrants or rights to acquire such stock) or make any other distributions on, any class of stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to Series B Preferred Stock ("Junior Stock"), other than distributions of rights ("Rights") pursuant to the Rights Agreement, dated as of June 22, 1988, between Owens & Minor, Inc. and the rights agent thereunder, as heretofore amended and as it may be further amended, in accordance with it terms, or replaced from time to time (such agreement, as so amended or replaced, being hereinafter referred to as the "Rights Agreement"), and shall not redeem, purchase or otherwise acquire, directly or indirectly, whether voluntarily, for a sinking fund, or otherwise any shares of Junior Stock, provided that, notwithstanding the foregoing, the Corporation may at any time redeem, purchase or otherwise acquire shares of Junior Stock in exchange for, or out of the net cash proceeds from the concurrent sale of, other shares of Junior Stock or warrants or rights to acquire Junior Stock;

                             (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock ("Parity Stock"), except dividends paid or distributions made ratably on Series B Preferred Stock and all such Parity Stock on which dividends are payable or in arrears in proportion to the total amounts of such dividends to which the holders of all such shares are then entitled;

                             (iii) redeem or purchase or otherwise acquire for consideration shares of any Parity Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any Parity Stock in exchange for shares of any Junior Stock; or

                             (iv)    purchase  or   otherwise  acquire  for
                         consideration any shares of Series B Preferred Stock, or any shares of Parity Stock, except as permitted by the Articles of Incorporation of the Corporation or in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates, the amount of dividends in arrears and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                         (2) Notwithstanding  the  foregoing,   nothing  in
                    this Section  6(c) shall  prevent the  Corporation from
                    (i) declaring a dividend or distribution of Rights or issuing Rights in connection with the issuance of Series B Preferred Stock, Junior Stock or Parity
                    Stock, or (ii) redeeming Rights at a price not to exceed $.01 per Right.

                         (3) The   Corporation   shall   not   permit   any
                    subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (1) of Section 6(c), purchase or otherwise acquire such shares at such time and in such manner.

                    (d) Reacquired Shares. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                    (e)  Liquidation, Dissolution or Winding Up.

                         (1) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior upon liquidation, dissolution or winding up to Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends thereon, whether or not declared, to the date of such payment, and no more (the "Series B Liquidation Preference").

                         (2) In  the  event, however,  that  there  are not
                    sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, then such remaining assets shall be distributed ratably to the holders of all such shares in proportion to their respective liquidation preferences.

                    (f) Redemption. The outstanding shares of Series B Preferred Stock may be redeemed only at the option of the Corporation as a whole or in part at any time on or after April 30, 1997, or from time to time thereafter, at a cash price per share equal to (i) the par value thereof, plus (ii) all accrued and unpaid dividends thereon, whether or not declared, to the redemption date; provided, however, that: (i) any such redemption made before April 30, 2004 may be made solely to the extent of the sum of (x) the net proceeds from the sale or issuance by the Corporation for cash from time to time after January 1, 1994 of shares of capital stock of the Corporation or any other securities convertible into, or exchangeable or exercisable for such capital stock, plus (y) the fair market value (as determined in good faith by the Board of Directors of the Corporation) of all such capital stock or other securities sold or issued by the Corporation from time to time after January 1, 1994 in exchange for other property (including, without limitation, any thereof issued in exchange for stock, securities or assets of other corporations or other entities); and (ii) any redemption in part may only be made if the aggregate market value (based on the average of the closing prices of the Common Stock on the New York Stock Exchange for the ten trading days immediately preceding the date the Redemption Notice (as defined below) is given) of the total number of shares of Common Stock into which the Series B Preferred Stock to be redeemed are at the time convertible pursuant to Section (g)(1) is at least $50,000,000.

                         Not less than 30 days nor more than 60 days  prior
                    to the date fixed by the Corporation for redemption (the "Redemption Date"), written notice (the "Redemption Notice") shall be mailed by the Corporation, postage prepaid, to each holder of record of the Series B Preferred Stock at such holder's address as it appears on the stock transfer books of the Corporation. The Redemption Notice shall state:

                         (i) the total number of shares of Series B Preferred Stock to be redeemed;

                         (ii) the number of shares of Series B Preferred Stock held by the holder which the Corporation will redeem;

                         (iii) the Redemption Date and the redemption price;

                         (iv) the fact that the holder's conversion rights will continue until the close of business on the second business day preceding the Redemption Date;

                         (v) that the holder is to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares of Series B Preferred Stock to be redeemed; and

                         (vi) if the redemption is in part, the Corporation's calculations showing compliance with clause (ii) of the proviso in the first paragraph of this Section 6(f).

                    (g)  Conversion.

                         (1) Subject  to   and  upon  compliance  with  the
                provisions of this Section (g), the holders of a majority of the shares of Series B Preferred Stock outstanding at the time shall have the right, at such holders' option and upon written notice to the Corporation, at any time to convert all of the outstanding shares of Series B Preferred Stock into the number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion, for the purpose of determining the amount of any cash payments provided in Section (g)(4), to the nearest cent or to the nearest .01 of a share of Common Stock, as the case may be, with one-half cent and .005 of a share, respectively, being rounded upward), obtained by dividing $100 by the Conversion Price (as defined below) and multiplying such resulting number by the number of shares of Series B Preferred Stock to be converted. Such conversion shall be effective at the close of business on the first business day following the Corporation's receipt of such notice. Except as provided in paragraph (2), no shares of Series B Preferred Stock may be converted unless all outstanding shares of Series B Preferred Stock are surrendered for conversion.

                         The term "Conversion Price" shall mean $24.735, as
                adjusted in accordance  with the provisions of this  Section
                (g).

                         (2)  Notwithstanding the requirement of conversion
                in Section (g)(1), any shares of Series B Preferred Stock called for redemption may be converted at any time before the close of business on the second business day preceding the Redemption Date, without causing the conversion of any other shares. Upon any conversion pursuant to this Section
                (g)(2), the Corporation shall pay to the holder of Series B Preferred Stock so converted an amount in cash equal to all accrued and unpaid dividends on such shares to and including the date of conversion, whether or not declared (with such amount being pro rated with respect to the then current dividend period).

                         (3) In order to exercise  the conversion privilege
                in the case of a conversion specified in Section (g)(2), or in order to receive certificates evidencing Common Stock issuable upon a conversion specified in Section (g)(1) or
                (g)(2), the holder of each share of Series B Preferred Stock to be converted, or so converted, as the case may be, shall surrender the certificate representing such share at the office of any transfer agent for the Common Stock and shall give written notice to the Corporation at such office that such holder elects to convert the same, specifying the name or names and denominations in which such holder wishes the certificate or certificates for the Common Stock to be issued (which notice may be in the form of a notice of election to convert which may be printed on the reverse side of the certificates for the shares of Series B Preferred Stock). Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series B Preferred Stock is registered, each certificate evidencing shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or his duly authorized attorney, and by an amount in cash sufficient to pay any transfer or similar tax.

                         The holders of  shares of Series B Preferred Stock
                at the close of business on a Quarterly Dividend Payment Date shall be entitled to receive any previously declared dividend payable on such shares on such date notwithstanding the Corporation's default in payment of the dividend due on such Quarterly Dividend Payment Date.
                Except as provided in Section (g)(2) and above in this Section (g)(3), and without limiting the effect of Section
                (g)(5)(b), the Corporation shall not be obligated to make any payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion, payable in respect of any period before such conversion.

                         As promptly as  practicable after the surrender of
                the certificates for shares of Series B Preferred Stock as provided above, the Corporation shall issue and shall deliver at the office of any transfer agent for the Common Stock to such holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section (g), together with a certificate or certificates representing any shares of Series B Preferred Stock that are not to be converted but shall have constituted part of the shares of Series B Preferred Stock represented by the certificate or certificates so surrendered, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in Section (g)(4).

                         Each  conversion  shall  be  deemed  to have  been
                effected immediately prior to the close of business on the date on which the certificates for shares of Series B Preferred Stock shall have been surrendered and such notice received by the Corporation as provided above (or such later time as may be specified in such notice), and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on such date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation. All shares of Common Stock delivered upon conversion of the shares of Series B Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

                         (4) No  fractional  shares  or scrip  representing
                fractions of shares of Common Stock shall be issued upon conversion of shares of Series B Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of Series B Preferred Stock, the Corporation shall pay to the holder of such share of Series B Preferred Stock an amount in cash (computed to the nearest cent, with one-half cent being rounded upward) equal to the Conversion Price multiplied by the fraction of a share of Common Stock represented by such fractional interest. If more than one share of Series B Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Conversion Price of the shares of Series B Preferred Stock so surrendered.

                         (5) The Conversion  Price shall  be adjusted  (and
                the other actions specified herein shall be taken) from time to time as follows:

                             (a)
                    In case the Corporation shall (x) pay a dividend or make a distribution on the Common Stock in shares of Common Stock, (y) subdivide the outstanding Common Stock into a greater number of shares or (z) combine the outstanding Common Stock into a smaller number of shares, the Conversion Price shall be adjusted so that the holder of any share of Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common
                    Stock of the Corporation that he would have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the record date, in the case of a dividend, or the effective date, in the case of subdivision or combination. An adjustment made pursuant to this subparagraph (a) shall become effective immediately after the record date in the case of a dividend, and shall become effective immediately after the effective date, in the case of a subdivision or combination.

                             (b)
                    In case the Corporation shall distribute to holders of Common Stock generally any shares of capital stock of the Corporation (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings or other legally permitted sources of the Corporation or dividends payable in Common Stock, but including any distribution of securities or other property pursuant to the Rights Agreement) or rights or warrants to subscribe for or purchase any of its securities including any rights issued at any time under the Rights Agreement (any of the foregoing being hereinafter in this subparagraph (b) called the
                    "Securities"), then, in each such case, the Corporation shall make appropriate provisions to reserve an adequate amount of such Securities for distribution to the holders of the shares of Series B Preferred Stock upon the conversion of the shares of Series B Preferred Stock so that any such holder converting shares of Series B Preferred Stock will receive upon such conversion, in addition to the shares of Common Stock to which such holder is entitled, the amount and kind of such Securities that such holder would have received if such holder had, immediately prior to the record date for the distribution of the Securities or the event that required the distribution of the Securities, as the case may be, converted its shares of Series B Preferred Stock into Common Stock.

                             (c)
                    Whenever the Conversion Price is adjusted as herein provided, the Corporation shall prepare and retain at its principal office a certificate, signed by the Chairman of the Board, any Vice Chairman, the President, any Senior Vice President or any Vice President of the Corporation, setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment; provided, however, that the failure of the Corporation to prepare and retain such officer's certificate shall not invalidate any corporate action by the Corporation.

                         (6) Whenever the  Conversion Price is adjusted  as
                provided in subparagraph (c) of Section (g)(5), the Corporation shall cause to be mailed to each holder of shares of Series B Preferred Stock at his then registered address by first-class mail, postage prepaid, a notice of such adjustment of the Conversion Price setting forth such adjusted Conversion Price and the effective date of such adjusted Conversion Price; provided, however, that the failure of the Corporation to give such notice shall not invalidate any corporate action by the Corporation.

                         (7) The Corporation  covenants that it will at all
                times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of effecting conversions of shares of Series B Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series B Preferred Stock not theretofore converted. For purposes of this Section (g)(7), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series B Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                         (8) The  Corporation   will   pay  any   and   all
                documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of shares of Series B Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of shares of Series B Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                         (9) Notwithstanding any other provision herein  to
                the  contrary, if any  of the  following events  occur:  (i)
                any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value, or as a result of subdivision or combination of the Common Stock), (ii) any consolidation, merger or combination of the Corporation with or into another corporation or a statutory share exchange as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all the properties and assets of the Corporation as, or substantially as, an entirety to any other entity as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then appropriate provision shall be made so that the holder of each share of Series B Preferred Stock then outstanding shall have the right to convert such share into the kind and amount of shares of stock and other securities and property or assets that would have been receivable upon such reclassification, change, consolidation, merger, combination, exchange, sale or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of such share of Series B Preferred Stock immediately prior to such reclassification, change, consolidation, merger, combination, exchange, sale or conveyance. If, in the case of any such consolidation, merger, combination, exchange, sale or conveyance, the stock or other securities and property receivable thereupon by a holder of shares of Common Stock includes shares of stock, securities or other property or assets (including cash) of an entity other than the successor or acquiring entity, as the case may be, in such consolidation, merger, combination, exchange, sale or conveyance, then the Corporation shall enter into an agreement with such other entity for the benefit of the holders of Series B Preferred Stock that shall contain such provisions to protect the interests of such holders as the Board of Directors of the Corporation shall reasonably consider necessary by reason of the foregoing.

                         (10) Upon any conversion of any shares of Series B Preferred Stock, the shares of Series B Preferred Stock so converted shall have the status of authorized and unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation.

                    (h)  Mandatory  Conversion.    Except  as  provided  in
                Section (g)(2), each share of Series B Preferred Stock shall be converted automatically into the number of shares of Common Stock determined as provided in Section (g)(1) immediately upon the conversion of shares of Series B Preferred Stock pursuant to such Section.

                    (i) Ranking. The Series B Preferred Stock shall rank on a parity with all other series of Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation.

                    (j)  Series  B Director.   (1) So long as  any share of
                Series B Preferred Stock remains outstanding, the Series B Preferred Stock, voting as a separate voting group, shall be entitled to elect one member of the Board of Directors of the Corporation. Such director (the "Series B Director") shall be in addition to the number of Directors of the Corporation otherwise prescribed by the Articles of Incorporation or bylaws. Such voting right of the holders of Series B Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (2) of this
                Section 6(j) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, (or by unanimous written consent in lieu of any such meeting) provided that such voting right at any such meeting may not be exercised unless the holders of ten percent (10%) in number of shares of Series B Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock at any such meeting shall not affect the exercise by the holders of Series B Preferred Stock of such voting right.

                         (2) Unless  the  holders  of  Series  B  Preferred
                Stock shall have previously exercised their right to elect the Series B Director, the Board of Directors may order, or any holder or holders owning in the aggregate not less than ten percent (10%) of the total number of shares of Series B Preferred Stock outstanding, may request, the calling of a special meeting of the holders of Series B Preferred Stock for the purpose of electing the Series B Director, which meeting shall thereupon be called by the Chairman, President, a Vice-President or the Secretary of the
                Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Section 6(j) shall be given to each holder of record of Series B Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request. In the event such meeting is not called within 60 days after such order or request, such meeting may be called on similar notice by any holder or holders owning in the aggregate not less than ten percent (10%) of the total number of shares of Series B Preferred Stock outstanding. Notwithstanding the provisions of this 6(j), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the holders.

                    Immediately   upon   the   retirement   (whether   upon
                redemption, conversion or otherwise), of all outstanding shares of the Series B Preferred Stock, (x) the right of the holders of Preferred Stock, as a separate voting group, to elect a Director shall cease, (y) the term of the Series B Director shall terminate, and (z) the number of Directors shall be such number as may then be provided for in, or pursuant to, the Articles of Incorporation or bylaws.

                    (k)  Amendment.   The  Articles of  Incorporation shall
                not be further amended in any manner that would (i) amend this Section 6 or (ii) adversely affect the preferences, rights or powers of Series B Preferred Stock without the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock, if any, voting separately as one voting group.

                                    PART B.

                                 COMMON STOCK.

                1. Voting Rights. The holders of Common Stock shall to the exclusion of the holders of Cumulative Preferred Stock have the sole and full power to vote for the election of directors and for all other purposes without limitation except only as otherwise provided under the applicable sections of these Articles of Incorporation or by any applicable provision of law.

                2. Dividends. Dividends may be declared and paid and distributions may be made on the Common Stock and shares of Common Stock may be purchased or otherwise acquired for value out of any funds of the Corporation legally available therefore without limit in any amount except as provided in the sections of these Articles of Incorporation applicable to cumulative preferred stock. The Corporation may hold or dispose of shares so purchased from time to time for its corporate purposes or may retire such shares as provided by law.

                3. Distribution of Assets. The holders of the Common Stock in the event of any dissolution, liquidation or winding up of the affairs of the Corporation shall be entitled to receive all assets of the Corporation remaining after satisfaction of the full preferential amounts to which holders of the Cumulative Preferred Stock are entitled under the provisions of these Articles of Incorporation, including rights conferred by any articles of serial designation.

                                    PART C.

                 PROVISIONS APPLICABLE TO ALL CLASSES OF STOCK.

                1. Voting Rights. Each shareholder of record of shares of any class shall be entitled in any meeting of shareholders in which such shares are entitled to be voted to cast one (1) vote for each share of stock so held by such shareholder as shown by the stock books of the Corporation and may cast such vote in person or by proxy.

                2. Certain Required Votes. Except as expressly otherwise required by these Articles of Incorporation or by the Board of Directors acting pursuant to Subsection C of Section 13.1-707 of the Virginia Stock Corporation Act, the vote required to approve an amendment or restatement of these Articles that requires shareholder approval, other than an amendment or restatement that (i) amends or affects the shareholder vote required by the Virginia Stock Corporation Act to approve a merger, statutory share exchange, sale of all or substantially all of the Corporation's assets or the dissolution of the Corporation or (ii) amends or affects this Part C or Article IV of these Articles of Incorporation, shall be a majority of the votes entitled to be cast by each voting group that is entitled to vote on the matter.

                3. Preemptive Rights. No holder of shares of stock of the Corporation of any class shall have any preemptive right with respect to shares of that class of stock or of any other class of stock of the Corporation. Nothing contained herein shall, however, prevent the Board of Directors in its discretion without any action by the shareholders in connection with the issuance of any obligations or stock of the Corporation to grant rights or options for the purchase of shares of the Corporation, either preferred or common, or to provide for the conversion of shares of one class of stock of the Corporation into shares of another class having prior or superior rights and preferences as to dividends or distribution of assets upon liquidation.

                                  ARTICLE IV.

            NUMBER OF DIRECTORS, TERM OF OFFICE AND CLASSIFICATION.

                The Board of Directors shall consist of three (3) directors or such greater number of directors as shall from time to time be fixed by the bylaws of the Corporation provided that in the event the holders of Cumulative Preferred Stock shall become entitled to and shall elect not to exceed two (2) additional directors as provided in Article III, Part A,
Section 4 above, such director or directors shall be in addition to the number of directors permitted and subsisting under this section and bylaws adopted pursuant hereto.

                Promptly after these restated Articles of Incorporation shall become effective, the directors shall be divided into three (3)
classes, each class to  be as nearly equal in  number as possible.   At the
first annual meeting after the effective date of these restated Articles of Incorporation, the first class of directors shall be elected for a term of one (1) year, the second class for a term of two (2) years and the third class for a term of three (3) years. At each annual meeting after such classification, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting of the shareholders.

                                   ARTICLE V.

                     LIMIT ON LIABILIBY AND INDEMNIFICATION


                1.  Definitions.   For  purposes  of  this Article  V,  the
following terms shall have the meanings indicated:

                    (a)    "APPLICANT"   means  the  person
                seeking  indemnification  pursuant  to  this
                Article V;

                    (b)  "EXPENSES" includes counsel fees;

                    (c)  "LIABILITY"  means the  obligation
                to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding;

                    (d)  "PARTY" includes an individual who
                was, is, or is threatened to be made a named defendant or respondent in a proceeding; and

                    (e)  "PROCEEDING" means any threatened,
                pending,  or  completed  action,   suit,  or
                proceeding,    whether   civil,    criminal,
                administrative or investigative and whether formal or informal.

                2. Limitation of Liability. In any proceeding brought by a shareholder of the Corporation in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, no director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of this
Article V, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

                3. Indemnification. The Corporation shall indemnify (i) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, by reason of the fact that he is or was a director or officer of the Corporation, and (ii) any director or officer who is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him in connection with such proceeding unless he engaged in willful misconduct or a knowing violation of the criminal law. A person is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. The Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested directors, to enter into a contract to indemnify any director or officer in respect of any proceedings arising from any act or omission, whether occurring before or after the execution of such contract.

                4. Application; Amendment. The provisions of this Article shall be applicable to all proceedings commenced after the adoption hereof by the shareholders of the Corporation, arising from any act or omission, whether occurring before or after such adoption. No amendment or repeal of this Article V shall have any effect on the rights provided under this Article V with respect to any act or omission occurring prior to such amendment or repeal. The Corporation shall promptly take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligation to make any indemnity under this Article V and shall promptly pay or reimburse all reasonable expenses incurred by any director or officer in connection with such actions and determinations or proceedings of any kind arising therefrom.

                5. Termination of Proceeding. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the applicant did not meet the standard of conduct described in section 2 or 3 of this Article V.

                6. Determination of Availability. Any indemnification under this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the applicant is proper in the circumstances because he has met the applicable standard of conduct set forth in section 3 of this Article V.

                The determination shall be made:

                    (a) By the Board of Directors by a majority vote of a quorum consisting of Directors not at the time parties to the proceeding;

                    (b) If a quorum cannot be obtained under subsection (a) of this section, by a majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

                    (c)      By special legal counsel:

                           (i)   Selected by the Board  of Directors or  its
committee in the manner prescribed in subsection (a) or (b) of this section; or

                           (ii)   If  a quorum  of  the Board  of  Directors
cannot be obtained under subsection (a) of this section and a committee cannot be designated under subsection (b) of this section, selected by majority vote of the full Board of Directors, in which selection directors who are parties may participate;

                      (d) By the shareholders, but shares owned by or voted under the control of Directors who are at the time parties to the proceeding may not be voted on the determination. Any evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is appropriate, except that if the determination is made by special legal counsel, such evaluation as to reasonableness of expenses shall be made by those entitled under subsection
(c) of this section 6 to select counsel. Notwithstanding the foregoing, in the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to this Article V shall be made by special legal counsel agreed upon by the Board of Directors and the applicant. If the Board of Directors and the applicant are unable to agree upon such special legal counsel, the Board of Directors and the applicant each shall select a nominee, and the nominees shall select such special legal counsel.

                 7. Advances. (a) The Corporation shall pay for or reimburse the reasonable expenses incurred by any applicant who is a party to a proceeding in advance of final disposition of the proceeding or the making of any determination under section 3 of this Article V if the applicant furnishes the Corporation:

                           (i)    a written  statement  of  his  good  faith
belief that he has met the standard of conduct described in section 3;  and

                           (ii)  a written  undertaking, executed personally
or on his behalf, to repay the advance if it is ultimately determined that he did not meet such standard of conduct.

                      (b) The undertaking required by paragraph (ii) of subsection (a) of this section 7 shall be an unlimited general obligation of the applicant but need not be secured and may be accepted without reference to financial ability to make repayment.

                      (c) Authorizations of payments under this section shall be made by the persons specified in section 6 of this Article V.

                 8. Indemnification of Others. The Board of Directors is hereby empowered, by majority vote of a quorum consisting of disinterested Directors, to cause the Corporation to indemnify or contract to indemnify any person not specified in section 2 or 3 of this Article V who was or is a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in section 3 of this Article V. The provisions of sections 4 through 7 of this Article V shall be applicable to any indemnification provided hereafter pursuant to this section 8.

                 9. Insurance. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article V and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by him in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this
Article V.

                 10.    Further  Indemnity.    Every  reference  herein  to
directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators. The indemnification hereby provided and provided hereafter pursuant to the power conferred by this Article V on the Board of Directors shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such person under the provisions of this
Article V. Such rights shall not prevent or restrict the power of the Corporation to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements, bylaws, or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the directors of the Corporation shall be a party to or beneficiary of any such agreements, bylaws or arrangements); provided, however, that any provision of such agreements, bylaws or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article V or applicable laws of the Commonwealth of Virginia.

                 11. Severability. Each provision of this Article V shall be severable, and an adverse determination as to any such provision shall in no way affect the validity of any other provision.